Exhibit 10.a.

                             As amended on 4/28/97

                                   CDI CORP.

         NON-QUALIFIED STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


1. Purpose. The purpose of this plan ("Plan") is to provide a more effective method of compensating employees, consultants and directors of the Company than is currently available and to complement the other incentive plans of the Company, thus encouraging greater personal interest in the success of the Company on the part of such personnel and furnishing them with a further incentive to remain with the Company and to increase their efforts on its behalf.

2. Definitions:

(a) "Board" means the board of directors of the Parent Company.

(b) "Committee" means the committee described in Paragraph 5.

(c) "Company" means CDI Corp. and each of its Subsidiary Companies.

(d) "Date of Exercise" means the date on which notice of exercise of an Option or SAR is delivered to the Parent Company.

(e) "Date of Grant" means the date on which an Option or SAR is granted.

(f) "Eligible Director" means any Non-Employee Director except a director whose compensation for service on the Board is included in the income of a corporation or partnership of which the director is an employee or partner.

(g) "Fair Market Value" means the closing price of actual sales of Shares on the New York Stock Exchange on a given date or, if there are no such sales on such date, the closing price of the Shares on such Exchange on the last date on which there was a sale.

(h) "Holder" means a person to whom an SAR not attached to an Option has been granted under the Plan, which SAR has not been exercised and has not expired or terminated.

(i) "Non-Employee Director" means any director of the Parent Company who is not a full-time employee of the Parent Company or any Subsidiary Company.

(j) "Option" means a non-qualified stock option granted under the Plan and described in Paragraph 4(a).

(k) "Optionee" means a person to whom an Option or an Option with an SAR attached has been granted under the Plan, which Option or SAR has not been exercised and has not expired or terminated.

(l) "Parent Company" means CDI Corp.


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(m)  "Retainer  Fee"  means the annual  retainer  fee  payable  to  Non-Employee
Directors for their service as directors of the Parent Company during a Retainer Fee Year. A Retainer Fee does not include attendance or committee fees.

(n) "Retainer Fee Option" means an Option granted to an Eligible Director in payment of such Eligible Director's Retainer Fee pursuant to Paragraph 6.


(o) "Retainer Fee Year" means the one year period between consecutive annual meetings of the shareholders of the Parent Company, beginning on the date immediately following the annual meeting.

(p) "SAR" means a stock appreciation right granted under the Plan and described in Paragraphs 4(b) or 4(c).

(q) "Shares" means shares of common stock, par value $.10 per share, of the Parent Company.

(r) "Subsidiary Company" means any corporation controlled by the Parent Company or by a subsidiary controlled by the Parent Company ("control" having the meaning set forth in Section 368(c) of the Internal Revenue Code or corresponding provisions of successor laws), provided that if the corporation is controlled by a subsidiary of the Parent Company, either the Parent Company must own 100% of the stock of the subsidiary or the subsidiary must own 100% of the stock of the corporation.

(s) "Value" of an SAR shall mean the excess of the Fair Market Value of a Share on the Date of Exercise over an amount fixed by the Committee on the Date of Grant (the "SAR Reference Price"); provided that the SAR Reference Price may not be less than 50% of the Fair Market Value of a Share on the Date of Grant. Where an SAR is attached to an Option, the SAR Reference Price shall be equal to the Option price of one Share under the attached Option.

3. Shares Subject to the Plan. On and after April 30, 1991, not more than 1,600,000 Shares may be delivered pursuant to the exercise of Options or SARs under the Plan. The Shares so delivered may, at the election of the Company, be either treasury Shares or Shares originally issued for the purpose. When an Option is granted (whether or not attached to an SAR), the number of Shares subject to such Option shall be reserved for issuance out of the Shares remaining available for grant under the Plan. When SARs not attached to an Option are granted, there shall be reserved for issuance thereunder Shares in an amount equal to one-half of the number of SARs granted. If Options or SARs granted under the Plan terminate or expire without being exercised in whole or in part, other Options or SARs may be granted covering the Shares not delivered. No individual shall be eligible to receive, in any one calendar year, Options or SARs with respect to more than 400,000 Shares (which number is subject to adjustment as provided in Paragraph 15 hereof).

4. Rights to be Granted. Rights which may be granted under the Plan are:

(a) Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares at a specified price;

(b) SARs, which are attached to Options and which give the Optionee the right for a specified time period, without payment to the Company, to receive the Value of such SARs, to be paid in

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cash and Shares in  accordance  with  Paragraph 9 below,  in lieu of  purchasing
Shares under the related Option; and

(c) SARs, which are not attached to Options and which give the Holder the right for a specified time period, without payment to the Company, to receive the Value of such SARs, to be paid in cash and Shares in accordance with Paragraph 9 below.

5. Administration. The Plan shall be administered by the Stock Option Committee, which shall be composed of not less than two directors of the Parent Company appointed by the Board. No director serving on the Committee shall (a) be eligible to be granted Options or SARs under the Plan except for Retainer Fee Options, or to be selected as a participant under any other discretionary plan of the Company or any of its affiliates entitling them to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates, or
(b) have been granted Options or SARs under the Plan during the one year period prior to service on the Committee, except for grants which would not affect such director's status as "disinterested" for purposes of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Except with respect to Retainer Fee Options, the Committee may determine from time to time which eligible participants shall be granted Options or SARs under the Plan, the number of Shares to be subject to the Option in each case, the number and type of SARs, if any, to be awarded in each case, and the other substantive provisions of each Option and SAR agreement. However, any Options, other than Retainer Fee Options, or SARs granted to a member of the Board must also be approved by a majority of the Board not including the recipient.

6. Retainer Fee Options.

(a) During each Retainer Fee Year, each Eligible Director will be granted 4,000 Options in lieu of a cash Retainer Fee. Such number of Options may be increased or decreased by the Board from time to time, but not more often than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Such number will also be subject to adjustment as provided in Paragraph 15 hereof. One-half of each year's Retainer Fee Options will be granted on the first business day of each Retainer Fee Year and the remaining one-half of the year's Retainer Fee Options will be granted on the first business day that is six months after the first day of the Retainer Fee Year.

(b) The Committee may determine from time to time the terms of the Retainer Fee Options, provided such terms are consistent with the terms of the Plan. Unless otherwise determined by the Committee, Retainer Fee Options shall not vest (and therefore will not be exercisable) until one year after the Date of Grant and
(ii) if an Eligible Director ceases to be a member of the Board for any reason, unvested Retainer Fee Options shall expire and be unexercisable and the portion of the Eligible Director's Retainer Fee earned as of the date of cessation that is represented by such unvested Retainer Fee Options shall be paid in cash.

7. Eligibility. Eligible participants under the Plan shall be all salaried employees, consultants and directors of the Parent Company or any Subsidiary Company. Only Eligible Directors shall be eligible to receive Retainer Fee Options pursuant to Paragraph 6.


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8. Option Exercise Price.

(a) The price at which Shares may be purchased on exercise of an Option shall be determined in each case by the Committee, but may not be less than 50% of the Fair Market Value of the Shares on the Date of Grant; provided, however, that the price at which Shares may be purchased on exercise of a Retainer Fee Option shall be the Fair Market Value of the Shares on the last trading day immediately preceding the Date of Grant.

(b) Upon exercise of any Option granted pursuant to this Plan, the Optionee shall pay to the Parent Company the full Option price:

(i) By check or in cash; or

(ii) By delivering to the Parent Company certificates for Shares owned by the Optionee and endorsed to the Parent Company representing a number of Shares having a then current Fair Market Value equal to the Option price; or

(iii) Any combination of the above.

Upon payment of the Option price the appropriate accounts of the Parent Company shall then be credited accordingly.

9. Issuance of Certificates; Payment of Cash.

(a) Upon payment of the Option price, a certificate for the number of whole Shares and a check for the Fair Market Value on the Date of Exercise of the fractional Share, if any, to which the Optionee is entitled shall be delivered to such Optionee by the Parent Company, provided that the Optionee has remitted to his employer an amount, determined by such employer, sufficient to satisfy the applicable requirements to withhold federal, state, and local taxes, or made other arrangements with his employer for the satisfaction of such withholding requirements.

(b) Upon exercise of SARs, the Value of such SARs shall be paid one-half in cash and one-half in Shares. The number of Shares to be delivered by the Parent Company shall be an amount equal to 50% of the Value of such SARs divided by the Fair Market Value of a Share on the Date of Exercise of such SARs. Any right to a fractional Share shall be satisfied by the Parent Company in cash. The employer of the Optionee or Holder shall deduct from the amount of cash payable any amount necessary to satisfy applicable federal, state, or local withholding requirements.

10. Term. Unless otherwise determined by the Committee, Options or SARs granted under the Plan shall not be exercisable after five years from the Date of Grant.

11. Exercise of Options and SARs. Unless otherwise determined by the Committee and subject to the provisions of Paragraphs 12 and 14, an Option or SAR may be exercised in whole or in part during its term, provided that an Option or SAR shall be exercisable only by the Optionee or Holder during his lifetime and, unless otherwise determined by the Committee and except for vested Retainer Fee Options, only while he is a salaried employee, consultant or director of the Parent Company or of a Subsidiary Company.


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12. Death or Termination of Qualifying Relationship. Unless otherwise determined by the Committee, Options (other than vested Retainer Fee Options) and SARs shall terminate upon the termination for any reason of the Optionee's or Holder's qualifying relationship with the Company, except that if an Optionee or Holder dies while holding a vested Option or SAR not fully exercised or expired, the unexercised portion may be exercised by his estate or his heirs or beneficiaries within the period of six months following the date of death (in no event, however, may an Option or SAR be exercised after its stated date of expiration). For purposes of this Plan, a transfer of a participant between two employers, each of which is a part of the Company, shall not be deemed a termination of employment.

13. Relationship Between Options and SARs. Upon exercise of an Option, any SAR attached to such Option shall automatically expire. Upon exercise of an SAR attached to an Option, the related Option shall automatically expire. Except as set forth above, the grant, exercise, termination or expiration of any Option granted to an Optionee or Holder shall have no effect upon any SAR held by such Optionee or Holder, and the grant, exercise, termination or expiration of an SAR granted to any Optionee or Holder shall have no effect upon any Option held by such Optionee or Holder.

14. Transferability of Options and SARs. No Option or SAR may be transferred except by will or the applicable laws of descent and distribution.

15. Adjustment on Change in Capitalization. In case the number of outstanding Shares is changed as a result of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate change, the Board shall make an appropriate adjustment in (a) the aggregate number of Shares which may be issued under the Plan, (b) the per individual annual limitation set forth in Paragraph 3 above, (c) the number of Retainer Fee Options to be granted each year to Eligible Directors pursuant to Paragraph 6 above, and (d) the number of Shares subject to, and the Option price or Value of, any then outstanding Options or SARs.

16. Certain Corporate Transactions. If during the term of any Option or SAR, the Parent Company or any of the Subsidiary Companies shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Parent Company, the Parent Company may (but shall not be required to) take any of the following courses of action:

(a) Not less than 10 days nor more than 60 days prior to any such transaction, all Optionees and Holders shall be notified that their Options and SARs shall expire on the 10th day after the date of such notice, in which event all Optionees and Holders shall have the right to exercise all of their Options and SARs prior to such new expiration date; or

(b) The Parent Company shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options and stock appreciation rights to the Optionees and Holders to acquire shares, or stock appreciation rights in shares, in such corporation provided that the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price, or the value of such stock appreciation rights at the time of grant, shall not be greater than the excess of the Fair Market Value of the Shares over the Option price of Options, or the Value of the SARs as determined under Paragraph 2(c), immediately prior to the consummation of such merger, consolidation, combination or acquisition; or

(c) The Parent Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees, Holders and Eligible Directors to realize the value of rights granted to them under the Plan.

17. Plan Not to Affect Relationship With the Company. Neither the Plan nor any Option or SAR shall confer upon any participant any right to continue in the service of the Company.

18. Amendment. The Board may at any time terminate the Plan or make such changes therein as it shall deem advisable. The Board may not, however, without the approval of the voting shareholders of the Parent Company, (i) increase the total number of Shares which may be delivered under the Plan, (ii) change the class of persons eligible to receive Options or SARs, (iii) withdraw the authority to administer the Plan from a committee consisting of directors or
(iv) otherwise amend the Plan in a manner which would require the approval of the shareholders of the Parent Company in order to maintain the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. No outstanding Option or SAR shall be affected by any such amendment without the written consent of the Optionee, Holder or other person then entitled to exercise such Option or SAR.

19. Securities Laws. The Committee shall make each grant under the Plan subject to such conditions as shall cause both the grant and exercise of any Option or SAR to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

     Unless otherwise permitted by the Committee, the date of any exercise of an SAR by a Holder or an Optionee who is an officer, director or beneficial owner of ten percent or more of any class of any registered equity security of the Parent Company shall be required to occur within the period beginning with the third and ending with the twelfth business day after the date of the release of the Parent Company's quarterly or annual sales and earnings information to the public.

20. Performance-Based Compensation. Unless otherwise provided by the Committee in their discretion pursuant to the first sentence of Paragraph 8(a), it is intended that all compensation income recognized by employees as the result of the exercise of Options or SARs, or the disposition of Shares acquired on exercise of Options or SARs, shall be considered performance-based compensation excludable from such employee's "applicable employee remuneration" pursuant to section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.

21. General. Each Option or SAR granted shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option or SAR shall be subject to all of the applicable requirements of the Pennsylvania Business Corporation Law and other applicable laws. Among other things the Optionee or Holder may be required to deliver an investment representation to the Company in connection with any exercise of an Option or SAR or to agree to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time.


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                                 Exhibit 10.b.

                                   CDI CORP.

                      1998 NON-QUALIFIED STOCK OPTION PLAN


     1. Purpose. The purpose of this Plan is to provide an effective method of compensating employees, consultants and directors of the Company, to align the interests of such individuals with the interests of the Company's shareholders and, accordingly, to provide financial rewards which will allow the Company to (i) attract and retain management personnel of outstanding ability, (ii) strengthen the Company's capability to develop, maintain and direct a highly skilled and motivated management team, (iii) provide an effective means for selected management personnel to acquire and maintain ownership of CDI Stock, (iv) motivate selected management personnel to achieve long-range performance goals and objectives, and (v) provide incentive compensation opportunities competitive with those of other major corporations.

     2. Definitions.

        (a) "Agreement" means a Stock Option Agreement, which is a written confirmation furnished to an Optionee of the grant of an Option under the Plan.

        (b)  "Board" means the board of directors of CDI Corp.

        (c) "Cause" shall be deemed to exist, with respect to Independent Directors, only if the Board determines, in accordance with CDI Corp.'s by-laws, that grounds exist for the removal of the director. With respect to Eligible Employees and Eligible Consultants, Cause shall have the same meaning as is set forth in his or her engagement or employment agreement with the Company. If there is no such agreement, then Cause shall mean any of the following:

              (i) rendering services while under the influence of alcohol or illegal drugs;

              (ii) performing any act of dishonesty in rendering services to the Company, including falsification of records, expense accounts or other reports;

              (iii) conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement, or theft;

              (iv) violation of any law or agreement which results in the entry of a judgment or order enjoining or preventing Optionee from such activities as are essential for Optionee to perform services for the Company;

              (v) violation of any of the Company's policies which provide for termination of employment as a possible consequence of such violation;

              (vi) engaging in conduct which is injurious (other than to an immaterial extent) to the Company;

              (vii) the Company's receipt of reliable information from any source of an Optionee's entering into or intending to enter into competition with the Company; or

              (viii) refusal to perform such duties as may be delegated or assigned to the Optionee, consistent with the Optionee's position, by his or her supervisor.

        (d) "CDI Stock" means common stock, par value at $0.10 per share, of CDI Corp.

        (e) "Committee" means the CDI Corp. Compensation Committee or its successor.

        (f)  "Company", as the context requires, means CDI Corp., CDI Corp.
and its Subsidiary Companies or the individual Subsidiary Company which employs or retains an Optionee.

        (g) "Date of Exercise" means the date on which notice of exercise of an Option is delivered to the Treasurer of CDI Corp.

        (h)  "Date of Grant" means the date on which an Option is granted.

        (i)  "Effective Date" means January 1, 1998.

        (j) "Eligible Consultant" means an individual who performs consulting services for the Company as an independent contractor or through a corporation of which the individual is the sole owner, and who is designated as eligible to participate in the Plan by the Committee.

        (k) "Eligible Employee" means an employee or a group of employees identified by job classification of the Company who has been designated as eligible to participate in the Plan by the Committee.

        (l)  "Eligible Director" means any Independent Director.

        (m) "Fair Market Value" means the closing price of actual sales of CDI Stock on the New York Stock Exchange composite tape on a given date or, if there are no such sales on such date, the closing price of CDI Stock on such Exchange on the last preceding date on which there was a sale.

        (n) "Independent Director" means any director of CDI Corp. who is not an employee of the Company.

        (o) "Option" means a non-qualified stock option to purchase CDI Stock granted under the Plan.

        (p) "Optionee" means a person to whom an Option has been granted under the Plan.

        (q) "Personal Representative" means the person or persons who, upon the death or Total and Permanent Disability of an Optionee, shall have acquired by will or by the laws of descent and distribution or by other legal proceedings the right to exercise an Option granted to such Optionee.

        (r)  "Plan" means the CDI Corp. 1998 Non-Qualified Stock Option Plan.

        (s) "Retainer Fee" means the annual retainer fee payable to Independent Directors for their service as directors of CDI Corp. during a Retainer Fee Year. A Retainer Fee does not include attendance or committee fees.

        (t) "Retainer Fee Option" means an Option granted to an Eligible Director in full or partial payment of such Eligible Director's Retainer Fee pursuant to Paragraph 6.

        (u) "Retainer Fee Year" means the one year period between consecutive annual meetings of the shareholders of CDI Corp.

        (v)  "Retirement" means an Optionee's leaving the employ of the Company:

             (i) on or after the date that the Optionee satisfies one of the following combinations of age and years of service with the
                 Company:

                 -  60 years of age and 20 years of service;

                 -  62 years of age and 15 years of service; or

                 -  65 years of age and 5 years of service.

             (ii) at such earlier date as may be approved by the Committee, in its sole discretion.

        (w)  "Subsidiary Company" means any corporation controlled by CDI
Corp. or by a subsidiary controlled by CDI Corp. ("control" having the meaning set forth in Section 368(c) of the Internal Revenue Code or corresponding provisions of successor laws), provided that if the corporation is controlled by a subsidiary of CDI

Corp., either CDI Corp. must own 100% of the stock of the subsidiary or the subsidiary must own 100% of the stock of the corporation.

        (x) "Termination Date" means, unless otherwise determined by the Committee, the earliest of the following:

               (i)   ten years following the Date of Grant;

               (ii) in the event an Optionee's employment or engagement with the Company is terminated by the Company for Cause, the date of such termination;

               (iii) in the event an Optionee's  employment  or engagement  with the Company is terminated through the Optionee's resignation or by the Company for reasons other than for Cause, two weeks following the date of such termination; or

               (iv) in the event an Optionee's employment or engagement with the Company is terminated as a result of the Optionee's death, Total and Permanent Disability or Retirement, six months following such event.

        (y) "Total and Permanent Disability" means a medically determinable disability of a permanent nature as a result of which an Optionee is entitled to receive and is receiving disability benefits under the Social Security Act.

     3. CDI Stock Subject to the Plan. Not more than 2,600,000 shares of CDI Stock may be delivered, in the aggregate, pursuant to the exercise of Options under the Plan and the exercise of options under the CDI Corp. Non-Qualified Stock Option and Stock Appreciation Rights Plan. The CDI Stock delivered under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for the purpose. When an Option is granted, the number of shares of CDI Stock subject to such Option shall be reserved for issuance out of the shares of CDI Stock remaining available for issuance under the Plan. If Options granted under the Plan terminate or expire without being exercised in whole or in part, other Options may be granted covering the shares of CDI Stock not delivered. No individual shall be eligible to receive, in any one calendar year, Options with respect to more than 500,000 shares of CDI Stock (which number is subject to adjustment as provided in Paragraph 14 hereof).

     4. Rights to be Granted. Non-qualified stock options, which give the Optionee the right for a specified time period to purchase a specified number of shares of CDI Stock at a specified price shall be granted under the Plan, subject to the discretion of the Committee.

     5. Administration. The Plan shall be administered by the Committee. The Committee shall have all necessary powers to administer the Plan, including, without limitation, the authority to determine the term and vesting schedule of Options or holding period, if any, applicable to shares of CDI Stock received pursuant to the exercise of an

Option. The Committee will be composed entirely of persons who are both an "Outside Director" (as such term is defined or interpreted for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended) and an "Independent Director" (as such term is defined or interpreted for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended). Except with respect to Retainer Fee Options, the Committee may determine from time to time which eligible persons shall be granted Options under the Plan, the number of shares of CDI Stock to be subject to the Option in each case and the other substantive provisions of each Option. However, any Options, other than Retainer Fee Options, granted to a member of the Board must also be approved by a majority of the Board not including the recipient.

     6.   Retainer Fee Options.

          (a) All or a portion of the Retainer Fee payable to Eligible Directors may, at the election of the Director, be paid in the form of Options. Prior to the beginning of each Retainer Fee Year, each Eligible Director may elect to receive Options in lieu of all or a portion of the cash Retainer Fee that such Director would otherwise be paid for his/her service as a Director during such Retainer Fee Year. On the first business day of each Retainer Fee Year each Director who has made such an election will be granted an Option for that number of shares of CDI Stock which will result in the Option having the value chosen by the Director, using a Black-Scholes valuation as of such date of grant. Such number of shares will be subject to adjustment as provided in Paragraph 14.

          (b) The Committee may determine from time to time the terms of the Retainer Fee Options, provided such terms are consistent with the terms of the Plan. Unless otherwise determined by the Committee, (i) Retainer Fee Options shall vest (and therefore will be exercisable) upon the completion of the Retainer Fee Year for which the Retainer Fee Options have been granted, (ii) if an Eligible Director ceases to be a member of the Board for any reason, unvested Retainer Fee Options shall expire and be unexercisable and the portion of the Eligible Director's Retainer Fee earned as of the date of cessation that is represented by such unvested Retainer Fee Options shall be paid in cash and
(iii) vested Retainer Fee Options will not terminate until the expiration of the options' full terms notwithstanding an earlier termination of a Director's service as a Director of the Company.

     (7) Eligibility. The Committee may, from time to time, subject to the provisions of the Plan and such terms and conditions as the Committee may prescribe, award Options to any Eligible Employee or Eligible Consultant. Only Eligible Directors shall be eligible to receive Retainer Fee Options pursuant to Paragraph 6.

     (8)   Option Exercise Price.

           (a) The price at which CDI Stock may be purchased on exercise of an Option shall be determined in each case by the Committee, but may not be less than 100% of the Fair Market Value of the CDI Stock on the last trading date immediately preceding the Date of Grant; provided, however, that the price at which CDI Stock may be purchased on exercise of a Retainer Fee Option shall be the Fair Market Value of CDI Stock on the last trading day immediately preceding the Date of Grant.

           (b) Upon exercise of any Option granted pursuant to the Plan, the Optionee shall pay the Option price in cash or, in whole or in part, through the transfer to the Company of shares of CDI Stock that have been held by the Optionee for at least six months. In the event such Option price is paid in whole or in part with shares of CDI Stock, the portion of the Option price so paid shall be equal to the Fair Market Value of CDI Stock on the last trading day immediately preceding such date of exercise.

     (9)   Issuance of Certificates; Payment of Cash.

           (a) Upon payment of the Option price and satisfaction of the tax payment obligation set forth in Paragraph 9(b), a certificate for the number of whole shares of CDI Stock to which the Optionee is entitled shall be delivered to such Optionee by CDI Corp.

           (b) The Company shall not issue or transfer CDI Stock upon exercise of an Option until the Option price is fully paid and the tax withholding obligations with respect to the exercise of the Option have been satisfied. The Optionee may satisfy any statutory amounts required to be withheld under applicable federal, state and local income, payroll, social security and similar tax laws in effect from time to time by remitting the required amount of cash to the Company or by electing to have the Company withhold that number of shares of CDI Stock being purchased through the exercise of the Option which have a Fair Market Value equal to the amount of tax to be paid.

     (10) Term. Unless otherwise determined by the Committee, Options granted under the Plan shall not be exercisable after the Termination Date.

     (11) Vesting. Unless otherwise determined by the Committee, Options granted under the Plan will vest as follows:

          (a) Subject to the accelerated vesting provision of Paragraph 11(b), Options will vest at the rate of 20% per year on each of the first five anniversaries of the Date of Grant;

          (b) If an Optionee's employment with the Company terminates as a result of the Optionee's Retirement, death or Total and Permanent Disability, the Option will vest as to all unvested shares as of the date of such event.

     (12) Exercise of Options. Unless otherwise determined by the Committee, the vested portion of an Option may be exercised in whole or in part during its term, but only as to whole shares, provided that an Option shall be exercisable only by an Optionee during his lifetime, by his Personal Representative in the event of the Optionee's death or Total and Permanent Disability, or by any permitted transferee under Paragraph 13.

     (13) Transferability of Options. No Option may be transferred, in whole or in part, unless the Option is transferred (i) by will or the applicable laws of descent and distribution, or (ii) to the extent allowed under the terms of the Agreement, to the spouse or descendant of an Optionee or to a trust for the benefit of the spouse or descendant of an Optionee.

     (14) Adjustment on Change in Capitalization. In case the number of outstanding shares of CDI Stock is changed as a result of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate change, and unless the Board determines otherwise, there shall be an automatic adjustment in (a) the aggregate number of shares of CDI Stock which may be issued under the Plan, (b) the per individual annual limitation set forth in Paragraph 3 above, and (c) the number of shares of CDI Stock subject to, and the Option price of, any then outstanding Options.

     (15)  Certain Corporate Transactions. If during the term of any Option,
CDI Corp. or any Subsidiary Company shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of CDI Corp., CDI Corp. may (but shall not be required to) take any of the following courses of action:

           (a) Not less than 10 days nor more than 60 days prior to any such transaction, all Optionees shall be notified that their Options shall expire on the 10th day after the date of such notice, in which event all Optionees shall have the right to exercise all of their Options prior to such new expiration date; or

           (b) CDI Corp. shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options to the Optionees to acquire shares in such corporation provided that the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price, shall not be less than the excess of the Fair Market Value of CDI Stock over the exercise price of Options, immediately prior to the consummation of such merger, consolidation, combination or acquisition; or

           (c) CDI Corp. shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees and Eligible Directors to realize the value of rights granted to them under the Plan.

     (16) Plan Not to Affect Relationship With the Company. Neither the Plan nor any Option shall confer upon any person any right to continue in the service of the Company.

     (17) Cancellation of Options and Repayment of Gains. Notwithstanding any other provision of this Plan, the Board may, in its sole discretion and to the extent allowed in an Optionee's Agreement, cancel the outstanding Options held by such Optionee and/or require the Optionee to pay to the Company an amount equal to any gains derived from the exercise of any Options previously granted to and exercised by such Optionee if the Board, in its sole discretion, determines that such Optionee has entered into or intends to enter into competition with any member of the Company.

     (18) Shareholder Rights and Privileges. An Optionee shall have no rights as a shareholder with respect to any shares of CDI Stock covered by an Option until the issuance of a stock certificate to the Optionee representing such shares.

     (19) Amendment. The Board may at any time terminate the Plan or make such changes therein as it shall deem advisable. No outstanding Option shall be affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option.

     (20) Securities Laws. The Committee shall make each grant under the Plan subject to such conditions as shall cause both the grant and exercise of an Option to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

     (21) Performance-Based Compensation. Unless otherwise provided by the Committee in its discretion, it is intended that all compensation income recognized by Eligible Employees as the result of the exercise of Options, or the disposition of CDI Stock acquired on exercise of Options, shall be considered performance-based compensation excludable from such Eligible Employee's "applicable employee remuneration" pursuant to section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended.

     (22) General. Each Option granted shall be evidenced by an Agreement containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of CDI Stock on the exercise of an Option shall be subject to all of the applicable requirements of the Pennsylvania Business Corporation Law and other applicable laws. Among other things, an Optionee may be required to deliver an investment representation to the Company in connection with any exercise of an Option or to agree to refrain from selling or otherwise disposing of the CDI Stock acquired for a specified period of time.

                                 Exhibit 10.d.

                                   CDI CORP.

                              2000 STOCK UNIT PLAN

                         Article 1. General Description

     The CDI Corp. 2000 Stock Unit Plan provides designated employees of the Company with the opportunity to earn shares of CDI Stock, when predetermined terms and conditions, including a vesting period, have been satisfied.

                     Article 2. Purpose and Effective Date

     2.1. Purpose. The purpose of the Plan is to provide additional incentives to employees thereby promoting the Company's long-term growth and financial success by (i) attracting and retaining employees of outstanding ability, (ii) strengthening the Company's capability to develop and maintain a highly-skilled and motivated workforce, (iii) providing an effective means for employees to acquire and maintain ownership of CDI Stock, (iv) motivating selected employees to achieve long-range performance goals and objectives and (v) providing incentive compensation opportunities competitive with those of other major corporations.

     2.2. Effective Date and Termination of the Plan. The Plan is effective as of June 30, 2000 and may be suspended or terminated at any time by the Board.

                             Article 3.  Definitions

     The following words and phrases used in the Plan shall have the following meanings unless a different meaning is plainly required by the context: A.

     3.1 "Account" means a bookkeeping account maintained for each Participant in which is recorded all information related to grants of Stock Units and the issuance of CDI Stock under the Plan.

     3.2 "Award" means the grant of Stock Units to a Participant under the Plan.

     3.3 "Award Certificate" means a written confirmation furnished to a Participant of an Award of Stock Units under the Plan.

     3.4  "Board" means the Board of Directors of CDI Corp.

     3.5  "CDI Stock" means common stock, par value $.10 per share, of CDI Corp.

     3.6 "Committee" means the CDI Corp. Compensation Committee. The members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

     3.7 "Company", as the context requires, means CDI Corp., CDI Corp. and its subsidiaries or the individual subsidiary of CDI Corp. which employs an Eligible Employee.

     3.8 "Eligible Employee" means an employee (or group of employees identified by job classification) of the Company who has been designated as eligible to participate in the Plan by the Committee.

     3.9 "Grant Date" means the date on which the Committee grants an Award to a Participant.

     3.10 "Participant" means an Eligible Employee who is granted an Award under the Plan.

     3.11 "Plan" means this CDI Corp. 2000 Stock Unit Plan, as amended from time to time.

     3.12  "Retirement" means a Participant's leaving the employ of the Company:

     (i) on or after the date that the Participant satisfies one of the following combinations of age and years of service with the Company:

          -  60 years of age and 20 years of service;

          -  62 years of age and 15 years of service; or

          -  65 years of age and 5 years of service.

     (ii) at such earlier date as may be approved by the Committee, in its sole discretion.

     3.13 "Stock Unit" means a bookkeeping entry in a Participant's Account which represents a right to one share of CDI Stock upon the satisfaction of the Vesting Period and any other conditions which the Committee, in its sole discretion, may impose.

     3.14 "Vesting Period" means that period of time which must elapse following the Grant Date before CDI Stock is issued in exchange for the Stock Units.

                           Article 4. Administration

     4.1  General.  The Plan shall be administered by the Committee.

     4.2 Plan Interpretation. The Committee shall have the authority and responsibility to interpret and construe the Plan and decide all questions arising thereunder, including, without limitation, questions of eligibility for participation, the number of Stock Units credited to an Account and the timing of the exchange of CDI Stock for Stock Units, and shall have the authority to deviate from the literal terms of the Plan to the extent the Committee determines it to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company and any employee.

     4.3 Responsibilities and Reports. The Committee may, pursuant to a written instruction, delegate specific duties and responsibilities to other named persons; provided, however, that any such delegation may not violate or otherwise contravene any requirement of applicable law. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

     4.4 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have all necessary powers to administer and interpret the Plan including, without limitation:

          (i) The authority to adopt such rules, regulations and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable;

          (ii) The authority to designate which employees of the Company are Eligible Employees;

          (iii) The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan.

                            Article 5. Participation

     5.1 Participation. Subject to the terms and conditions of the Plan, an Award of Stock Units may be made to any Participant selected by the Committee. In making this selection and in determining the amount and terms of any Award, the Committee may give consideration to the functions and responsibilities of the respective Participant, his or her contributions to the success of the Company, the value of his or her service to the Company and any other factor deemed relevant by the Committee.

                           Article 6.  Grant of Awards

     6.1 General. Stock Units shall be granted to a Participant in such amount, and subject to such terms and conditions, as the Committee shall determine.

     6.2 Award Certificate. Each Award shall be evidenced by an Award Certificate specifying the number of Stock Units granted, the Vesting Period and any other terms and conditions of the Award.

     6.3 Credits to Account. Stock Units granted to a Participant shall be credited to the Participant's Account. The Account shall be the bookkeeping record of the Stock Units granted to the Participant under the Plan, shall be solely for accounting purposes, and shall not require the segregation of any Company assets.

                    Article 7. Vesting Period of Stock Units

     7.1 Vesting Period. Stock Units granted to a Participant shall vest according to the Vesting Period determined by the Committee and set forth in the Participant's Award Certificate. Except as provided in Section 7.2 or otherwise determined by the Committee, if a Participant's service with the Company is terminated for any reason before becoming 100% vested in his or her Stock Units, such Participant's interest in the Stock Units and all rights to benefits under the Plan shall be forfeited.

     7.2 Notwithstanding the provisions of Section 7.1, unless otherwise provided in a Participant's Award Certificate, all Stock Units granted to a Participant shall vest upon the Participant's termination of employment by the Company other than for cause, death, disability or Retirement.

                       Article 8. Payment for Stock Units

     8.1 Payment. When a Participant's Stock Units become vested in accordance with the applicable Vesting Period, and all other terms and conditions under the Award Certificate have been satisfied, a certificate for a number of shares of CDI Stock equal to the number of vested Stock Units will be delivered to the Participant as soon as administratively feasible, and the corresponding Stock Units will be cancelled.

     8.2 Death of Participant. If a Participant dies, shares of CDI Stock to which the Participant is entitled under the Plan and any Award Certificate shall be paid to his or her surviving spouse, or if there is no such surviving spouse, to the Participant's estate.

                         Article 9. General Provisions

     9.1 Limits as to Transferability. Unless otherwise provided by the Committee, Stock Units are not transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution.

     9.2 Shareholder Rights and Privileges. A Participant shall have no rights as a shareholder with respect to any shares of CDI Stock covered by an Award until the issuance of a stock certificate to the Participant representing such shares.

     9.3 Shares Available Under the Plan. The CDI Stock to be offered under the Plan will be authorized but unissued CDI Stock or CDI Stock previously issued and outstanding and reacquired by the Company.

     9.4 Adjustments Upon changes in Stock. In case of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the number and kind of shares subject to unvested Awards.

     9.5 Amendment, Suspension, and Termination of Plan. The Board or a designated committee may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable.

     9.6 Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, the determination of Eligible Employees, need not be uniform and may be made by it selectively among Participants whether or not such Participants are similarly situated.

     9.7 No Right to Employment or Continued Service. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan or any Agreement, shall be construed as giving to any person the right to be retained in the employ of the Company.

     9.8 Funding; Unsecured Status. The Company will not be required to segregate or hold separately from its general assets any amounts credited to a Participant's Account, and shall be under no obligation whatsoever to fund in advance any amounts under the Plan. The right of a Participant to receive any amounts or shares of CDI Stock under the Plan shall be an unsecured claim against the Company.


                                    *    *    *    *

     To record the adoption of the Plan, CDI Corp. has caused its authorized officers to affix its corporate name this 14th day December, 2000.


[CORPORATE SEAL]

Attest:                                                  CDI Corp.


/s/ Joseph R. Seiders                                   /s/ John M. Coleman
-------------------------------                         -----------------------
    Joseph R. Seiders                                       John M. Coleman
    Sr. V. P. & Secretary

                                 Exhibit 10.f.

                                   AGREEMENT

     THIS IS AN AGREEMENT ("Agreement") entered into as of this 11th day of April, 1978 between CDI Corporation ("Company") and WALTER R. GARRISON.

                                   Background

     In recognition of the great value to the Company of the services Walter R. Garrison has performed for the Company in the past, and in consideration and anticipation of the services he will perform for the Company until his normal retirement date, the Company desires to supplement the retirement benefits which it is anticipated will be payable to Garrison under the CDI Corporation Pension Plan and the CDI Corporation Profit Sharing Plan (both as amended and restated effective May 1, 1976).

                         Supplemental Pension Agreement

     1. Garrison agrees to continue to perform such duties for the Company as have heretofore been agreed upon and such other duties as may from time to time be agreed upon, so long as he is physically and mentally capable of doing so, until his normal retirement.

     2. Upon Garrison's retirement, the Company will, in addition to such other pension and other benefits or payments as may be payable to Garrison, pay to Garrison a supplemental pension of $35,000 per year, payable in approximately equal monthly installments beginning with the second month following

Garrison's retirement and continuing until Garrison has received a total of $525,000.

     3. If Garrison dies before his retirement date, the Company shall pay the entire amount due ($525,000) to such beneficiaries (other than his estate or the creditors of his estate) and in such manner as he shall have designated in a writing filed with the Company in his lifetime. If Garrison has not filed such designation with the Company, the Company shall pay the entire amount due ($525,000) in approximately equal monthly installments over a period of five years, to Garrison's children living at the date of his death in equal shares.

     4. If Garrison dies after retirement and before receiving a total of $525,000, the Company shall pay the balance remaining as specified in paragraph 3.

     5. The Company's obligation to make supplemental pension payments to either Garrison, his designated beneficiaries or his children under this Agreement. is specifically conditioned on Garrison continuing to perform his duties for the Company in a satisfactory fashion until the earlier of the date of his retirement or the date upon which Garrison is physically or mentally incapable, in the opinion of a physician satisfactory to the Company, of performing such duties. If Garrison voluntarily terminates his service with the Company prior to his retirement, the Company shall have no obligation to make payments under this Agreement except to the extent determined by the Board of

Directors of the Company in advance of Garrison's date of termination of service.

     6. Garrison's right to receive payments under this. Agreement is not conditioned on any continuing obligation on Garrison's part to perform any services for the Company after his retirement, or on any obligation not to perform services for any other employer after that date.

     7. The Company shall be under no obligation to establish any separate fund, purchase any annuity contract, or in any other way make any special provision or specifically earmark any funds for the payment of supplemental pensions called for under this Agreement. If the Company chooses to establish such a fund, or purchase such an annuity contract or make any other arrangement to provide for supplemental pension payments under this Agreement, such fund, contract or arrangement, shall remain part of the general assets of the Company and no person claiming benefits under this Agreement shall have any right, title or interest in or to any such fund, contract or arrangement.

     8. No supplemental pension payment under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or seizure; and no such supplemental pension payment shall be in any manner liable for or. subject to the debts, contracts, liabilities, engagements or torts of either Garrison, his designated beneficiaries, or his children during Garrison's employment with the Company or after termination of such employment.


                                         CDI CORPORATION ATTEST


 /s/ Eleanor H. Wesler                  By: /s/ Christian M. Hoechst
----------------------                      ------------------------
     Secretary


Witness:


 /s/ Robert L. Freedman                 /s/  Walter R. Garrison
-----------------------                 -----------------------------
                                             Walter R. Garrison

                                 Exhibit 10.1.

                                   CDI CORP.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


     SECTION 1.   Grant of Option

     The CDI Corp. Board of Directors' Compensation Committee, pursuant to the authority granted to it under the CDI Corp. 1998 Non-Qualified Stock Option Plan, as amended (the "Plan") hereby grants to Jay G. Stuart (the "Optionee") an option (the "Option" when reference is made to the right to purchase some or all of the Shares) to purchase 50,000 shares of CDI Corp. common stock (the "Shares" when reference is made to all or a portion of the shares subject to the Option), according to the terms and conditions set forth herein and in the Plan.

     SECTION 2.   Other Definitions

        (a)     "Board" means the board of directors of the Company.

        (b) "Cause" shall have the same meaning as is set forth in an employment or engagement agreement between Optionee and the Company. If there is no such agreement, then Cause shall mean:

                (i) Optionee's rendering services while under the influence of alcohol or illegal drugs;

                (ii) Optionee's performing any act of dishonesty in rendering services to the Company, including falsification of records, expense accounts or other reports;

                (iii) Optionee's conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement, theft or business activities;

                (iv) Optionee's violation of any law or agreement which results in the entry of a judgment or order enjoining or preventing Optionee from such activities as are essential for Optionee to perform services for the Company;

                (v) Optionee's violation of any of the Company's policies which provide for termination of employment as a possible consequence of such violation;

                (vi) conduct engaged in by Optionee which is injurious (other than to an immaterial extent) to the Company;

                (vii) the Company's receipt of reliable information from any source of Optionee's entering into or intending to enter into competition with the Company; or

                (viii)  insubordination by Optionee.

        (c)     "Committee" means the Compensation Committee of the Board.

        (d)     "Company" means CDI Corp.

        (e) "Date of Exercise" means the date on which the written notice required by Section 12 below is received by the Treasurer of the Company.

        (f) "Date of Grant" means October 14, 2002, the date on which the Option is awarded pursuant to the Plan and this Agreement

        (g) "Fair Market Value" of a share of Stock means the closing price of actual sales of shares on the New York Stock Exchange on a given date or, if there are no such sales on such date, the closing price of the shares of Stock on such exchange on the last date on which there was a sale, in either case as reported on the New York Stock Exchange consolidated transaction reporting system.

        (h) "Option Price" means $25.50, representing the Fair Market Value of a share of Stock on the Date of Grant.

        (i)     "Retirement" means Optionee's leaving the employ of the Company:

                (i) on or after the date that Optionee satisfies one of the following combinations of age and years of service with the Company:

                        -  60 years of age and 20 years of service;

                        -  62 years of age and 15 years of service; or

                        -  65 years of age and 5 years of service.

                (ii) at such earlier date as may be approved by the Committee, in its sole discretion.

        (j) "Stock" means the Company's common stock, par value $.10 per share.

        (k)     "Termination Date" means the earliest of:

                (i) in the event of the termination of Optionee's employment by the Company for Cause, the date of such termination;

                (ii) in the event of the termination of Optionee's employment by the Company without Cause or as a result of Optionee's resignation, the date two weeks after the date of such termination;

                (iii) in the event of the death, Total and Permanent Disability or Retirement of the Optionee, the date six months after the date of such event; or

                (iv)    11:59 p.m. on October 13, 2009.

        (l) "Total and Permanent Disability" means a medically determinable disability of a permanent nature as a result of which Optionee is entitled to receive and is receiving disability benefits under the Social Security Act.

        SECTION 3.  Time of Exercise

        No Option shall be exercisable with respect to any Shares unless the Option has vested with respect to such Shares in accordance with Section 4 or 5 hereof. If vested, the Option may be exercised at any time after vesting until the Termination Date, in whole or in part.

        SECTION 4.  Time Vesting Option

        To the extent of 17,000 shares of Stock (the "Time Vesting Option"), the Option will vest as follows:

                (a) With respect to 4,250 Shares, the Option will vest on the first anniversary of the Date of Grant;

                (b) With respect to an additional 4,250 Shares, the Option will vest on the second anniversary of the Date of Grant; and

                (c) With respect to an additional 4,250 shares, the Option will vest on the third anniversary of the Date of Grant.

                (d) With respect to the final 4,250 shares, the Option will vest on the fourth anniversary of the Date of Grant.

        Notwithstanding the above, no portion of the Option will vest on or after the Termination Date.

        SECTION 5.   Target Price Option

        To the extent of 33,000 shares of Stock (the "Target Price Option"), the Option will vest as follows:

                (a) With respect to 4,714 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $35.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

                (b) With respect to 4,714 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $40.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

                (c) With respect to 4,714 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $45.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

                (d) With respect to 4,714 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $50.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

                (e) With respect to 4,714 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $55.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

                (f) With respect to 4,714 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $60.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

                (g) With respect to 4,716 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $65.00 for any 60 days over a continuous six (6) month period or (2) October 13, 2008.

        Notwithstanding the above, no portion of the Option will vest on or after the Termination Date.

        SECTION 6.     Additional Options

         This is intended to be a two-year option grant, and the Executive will not receive any additional option awards for a two-year period. After this two-year period expires, normal option grants may be issued to Executive as determined by the Board of Directors.

        SECTION 7.      Withholding

         Optionee shall provide for any statutorily required federal, state or local tax withholding hereunder by paying the necessary amount to the Company in cash or by agreeing to accept in full satisfaction of the Option hereunder the net number of Shares remaining after provision for those withholding taxes. Optionee's failure to tender the required withholding amount within five days of the Company's request for that amount shall constitute agreement to accept the net number of Shares remaining after provision for withholding taxes, plus cash in lieu of any remaining fractional Share. The portion of any Shares withheld pursuant to the applicable federal, state and local tax laws shall be determined by using the Fair Market Value of the Stock on the last trading day immediately preceding the date that such Stock is received pursuant to the exercise of the Option.

        SECTION 8.      Payment for Shares by the Optionee

         Full payment for Shares purchased upon the exercise of the Option shall be made by check, bank draft or in shares of Stock that has been held by Optionee for at least six months. In the event that payment for Shares purchased upon the exercise of the Option is made in shares of Stock, the value of such shares shall be equal to the Fair Market Value of the Stock on the last trading day immediately preceding the Date of Exercise.

        SECTION 9.      Nontransferability of Option

        The Option may not be transferred, in whole or in part, unless the Option is transferred (i) by will or the applicable laws of descent and distribution or (ii) with the prior written approval of the Committee, to the spouse or descendant of the Optionee or a trust for the benefit of the spouse or distribution.

        SECTION 10.     Stock Ownership Standards

        If Optionee is subject to any stock ownership standards imposed by the Company, those standards may affect Optionee's ability to sell or otherwise transfer some or all of the Shares purchased by Optionee through the exercise of this Option.

        SECTION 11.     Cancellation of Options and Repayment of Gains

        Notwithstanding any other provision of this Agreement, if the Committee determines that Optionee has entered into or intends to enter into competition with the Company or its Subsidiaries, the Committee may, in its discretion, at any time during the term of the non-competitive covenant, if any, in the employment agreement or engagement agreement between Optionee and the Company which is being violated by such competition, cancel the outstanding Options granted to Optionee and/or require Optionee to pay to the Company an amount equal to any gains derived from the exercise of any Options previously granted to and exercised by Optionee during the one year period prior to the termination of Optionee's employment or engagement with the Company.

        SECTION 12.     Manner of Exercise

        The Option shall be exercised by giving written notice of exercise to the Company's Treasurer, at 1717 Arch St., 35th Floor, Philadelphia, Pennsylvania 19103-2768. Such notice must state the number of Shares as to which the Option is exercised. Each such notice shall be irrevocable once given. Notice of exercise must be accompanied by full payment.

        SECTION 13.     Securities Laws

         The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that all options granted under the Plan, and the exercise thereof, satisfy Rule 16b-3 (or any similar rule) of the Securities and Exchange

Commission. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option.

        SECTION 14.     Issuance of Certificates; Payment of Taxes

                (a) The Option can only be exercised as to whole shares of Stock. Upon exercise of the Option and payment of the Option Price, a certificate for the number of shares of Stock purchased through the exercise will be issued and delivered by the Company to the Optionee, provided that the Optionee has remitted to the Company an amount, determined by the Company, sufficient to satisfy the applicable requirements to withhold federal, state, and local taxes, or made other arrangements with the Company for the satisfaction of such withholding requirements.

                (b) Subject to the provisions of Section 13 above, the Company may also condition delivery of certificates for shares of Stock upon the prior receipt from the Optionee of any undertakings that it determines are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

        SECTION 15.     Rights Prior to Issuance of Certificates

         Neither the Optionee nor the person to whom the Optionee's rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of Stock issuable upon exercise of the Option until the date of issuance to the Optionee of a certificate for such shares as provided in Section 14 above.

        SECTION 16.     Option Not to Affect Relationship with Company

        The Option shall not confer upon the Optionee any right to continue in the employ or service of the Company.

        SECTION 17.     Adjustment for Capital Changes

        In case the number of outstanding shares of the Company's capital stock is changed as a result of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate change, the Board shall make an appropriate adjustment in the aggregate number of Shares subject to, and the Option Price of, any then outstanding Option.

        SECTION 18.     Interpretation

        The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

Intending to be legally bound, the parties have executed this Agreement effective as of the Date of Grant.

For the Compensation Committee of the
Board of Directors of CDI Corp.


                                        OPTIONEE

By:   /s/ Roger H. Ballou                /s/ Jay G. Stuart
     ---------------------------        -----------------------------------
     Roger H. Ballou                    Jay G. Stuart
     President and CEO

                                 Exhibit 10.m.

                                   CDI CORP.

                           RESTRICTED STOCK AGREEMENT


     This Restricted Stock Agreement (the "Agreement") is entered into as of this 14th day of October, 2002 between CDI Corp., a Pennsylvania corporation (the "Company"), and Jay G. Stuart ("Executive").

     SECTION 1. Grant of Restricted Stock.

     The Company hereby grants to Executive 10,000 shares of the Company's common stock par value $.10 per share, subject to the restrictions set forth herein. The Company, following the execution of this Agreement, will issue 10,000 shares of the Company's common stock (the "Stock") to Executive. The Stock shall consist of four certificates of 2,500 shares each, registered in Executive's name (the "Certificates"), subject to the restrictions set forth herein.

     SECTION 2. Custody of Stock.

     The Company will deliver the Certificates to the Secretary of the Company (the "Secretary"), to be held in escrow in accordance with the terms of this Agreement. Simultaneously with the delivery of the Certificates, Executive will sign and deliver to the Secretary an undated stock power with respect to each of the Certificates, authorizing the Secretary to transfer title to each
Certificate to the Company, in the event that Executive forfeits all or a portion of the Stock in accordance with the terms of this Agreement.

     SECTION 3. Rights to Vote Stock.

     Executive will be considered a shareholder with respect to the escrowed Stock and will have all corresponding rights, including the right to vote the Stock and to receive all dividends and other distributions with respect to the Stock, except that Executive will have no right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any escrowed Stock, and Executive's rights in the escrowed Stock will be subject to forfeiture as provided in
Section 5 of this Agreement.

     SECTION 4. Vesting of Restricted Stock.

     Executive will vest, if at all, in all grants of restricted shares of Stock at the rate of 25% per year on the anniversary date of the original grant. If Executive's employment with the Company terminates for any reason, none of the unvested Stock shall ever vest and such shares shall be forfeited to the Company as of the date that Executive's employment with the Company terminates. For all shares of Stock in which Executive becomes vested, the escrow will terminate and the Secretary will deliver the stock certificates to Executive as soon as practicable after such shares vest.

     SECTION 5. Forfeiture of Stock.

     Executive shall forfeit all remaining escrowed Stock upon the termination of his service as an employee of the Company for any reason or upon any attempt by Executive to sell, exchange, transfer, pledge, hypothecate or otherwise dispose or encumber any of the escrowed Stock. Title to all forfeited shares of Stock shall be transferred back to the Company as soon as reasonably practicable after they are forfeited.

     SECTION 6. Compliance with Laws.

     All shares of Stock issued to Executive or his personal representative shall be transferred in accordance with all applicable laws, regulations or listing requirements of any national securities exchange, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, withholding federal income and other taxes with respect to such Stock; restricting (by legend or otherwise) such Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, which restrictions shall continue to apply after the delivery of certificates for the Stock to Executive or his personal representative; and postponing the issuance or delivery of any Stock. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange.

     SECTION 7. Agreement Not to Affect Relationship with Company.

     This Agreement shall not confer upon Executive any right to continue in the employ or service of the Company.

     SECTION 8. Adjustment for Capital Changes.

     The  number  of  shares  of  Stock  subject  to  this  Agreement  shall  be
appropriately   adjusted  in  the  event  of  a  stock  split,  stock  dividend, recapitalization, or other capital change of the Company.

     SECTION 9. Interpretation.

     The Company shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above.


                                                CDI CORP.


                                                By:  /s/  Roger H. Ballou
                                                    --------------------------
                                                    Roger H. Ballou
                                                    President and CEO

                                                 EXECUTIVE:


                                                 /s/ Jay G. Stuart
                                                 ------------------------------
                                                 Jay G. Stuart

                                 Exhibit 10.p.

                          AGREEMENT REGARDING SEVERANCE

This is an Agreement Regarding Severance (this "Agreement"), dated as of September 30, 2002 and effective as of November 15, 2002 (the "Effective Date"), between CDI Corporation, a Pennsylvania corporation (the "Company"), and Gregory
L. Cowan (the "Executive").

                                   Background

As of the date of this Agreement, the Executive is the Chief Financial Officer of the Company. On the Effective Date, he will become the Chief Accounting Officer of the Company. In connection with, and in consideration for, the Executive's acceptance of this new role, the Company has agreed to the severance arrangement set forth below.

                                      Terms

Intending to be legally bound, the parties agree as follows:

     1. If, within nine months following the Effective Date, the Executive resigns as an employee of the Company or the Company removes the Executive as its Chief Accounting Officer ("CAO"), then the Executive will be entitled to receive twelve months salary continuation, based on the Executive's annual salary as of the date of this Agreement (which is $238,050). The twelve-month period during which the Executive's salary would continue to be paid is referred to in this Agreement as the "Severance Period".

     2. The above severance payment would not be reduced or eliminated if the Executive obtains other employment during the Severance Period.

     3. During the Severance Period, the Executive would be entitled to twelve months COBRA (Company contribution).

     4. With respect to any stock options held by the Executive which have vested as of the date he resigns or is removed as CAO, the Executive may exercise such options any time during the Severance Period.

     5. As a condition to receiving any of the severance benefits described above, the Executive must first sign the Release and Waiver of Future Claims Against the Company.

     6. After nine months following the Effective Date, the Executive's rights to severance payments and other matters described above would be subject to whatever severance plans or arrangements are in effect from time to time and which are applicable to the Executive.

     7. This Agreement sets for the entire understanding between the parties relating to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                  CDI CORPORATION

                                                  By:  /s/ Roger H. Ballou
                                                     --------------------------
                                                      Roger H. Ballou
                                                      President & CEO



                                                  -----------------------------
                                                  GREGORY L. COWAN



                                                   /s/ Gregory L. Cowan
                                                  -----------------------------